HAMPSHIRE GROUP, LIMITED

                                                                April 16, 2003

Dear Fellow Stockholder:

     We cordially invite you to attend the Annual Meeting of Stockholders of Hampshire Group, Limited on Thursday, May 22, 2003. The meeting will begin at 9:30 A. M., at HSBC Bank USA, 452 Fifth Avenue, Floor 11, New York, New York.

     The official Notice of Annual Meeting, proxy statement and the accompanying proxy are enclosed with this letter. The Notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the Annual Meeting.

     After the formal part of the meeting, members of management will be making a presentation regarding the significant achievements of the past year followed by an opportunity for stockholders to ask questions of the management group or to comment on matters pertaining to Hampshire Group, Limited.

     The vote of every stockholder is important. To ensure proper representation of your shares at the meeting, please complete, sign and date the enclosed proxy card and return it as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person but will ensure that your vote will be counted if you are unable to attend.

     This proxy statement and the accompanying proxy are first being mailed to stockholders on or about April 23, 2003. Your prompt submission of a proxy card will be greatly appreciated.


                                            Sincerely,

                                            /s/ Ludwig Kuttner
                                            -------------------

                                            Ludwig Kuttner
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                            HAMPSHIRE GROUP, LIMITED
                             215 Commerce Boulevard
                               Anderson, SC 29625

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 2003

     Notice is hereby given that the Annual Meeting of Stockholders of Hampshire Group, Limited, a Delaware corporation (the "Company"), will be held at 9:30 A.M. on Thursday, May 22, 2003, at HSBC Bank USA, 452 Fifth Avenue, Floor 11, New York, New York, to consider and act on the following proposals:

1. To elect eight Directors to serve until the next Annual Meeting of Stockholders;
2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2003; and
3. To consider and act upon any other matters which may properly come before the meeting, or any and all adjournments thereof.

     Information regarding the matters to be considered and voted upon at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

     Stockholders of Record at the close of business on April 9, 2003, will be entitled to receive notice of, and to vote at, the Annual Meeting, or any postponements or adjournments thereof.


                                  By Order of the Board of Directors,

                                  /s/ Charles W. Clayton
                                  ----------------------------------------
                                  Charles W. Clayton
                                  Secretary

Anderson, South Carolina
April 16, 2003


     A PROXY CARD IS ENCLOSED. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE. IF YOU RETURN YOUR SIGNED PROXY CARD, YOU RETAIN YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING.

                            HAMPSHIRE GROUP, LIMITED
                             215 Commerce Boulevard
                               Anderson, SC 29625

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited on behalf of the Board of Directors of Hampshire Group, Limited (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 22, 2003, at 9:30 A.M., HSBC Bank USA, 452 Fifth Avenue, Floor 11, New York, New York, or at any and all adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. This proxy statement and the accompanying proxy are being mailed on or about April 23, 2003 to Stockholders of Record as of April 9, 2003 (the "Record Date"). All expenses incident to the preparation and mailing of, or otherwise making available to the stockholders, the Notice, proxy statement and proxy, are to be paid by the Company. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send material to their principals and the Company may reimburse them for their expenses in so doing.



                                PROXY INFORMATION

     Please complete, date and sign the enclosed proxy and return it to the principal executive office of Hampshire Group, Limited, at 215 Commerce Boulevard, Anderson, South Carolina 29625, Attention: Secretary.

     Properly signed and dated proxies received by the Company's Secretary prior to or at the Annual Meeting will be voted as instructed thereon, or in the absence of such instructions will be voted as follows:

(1) FOR the election as Directors of the Company those eight persons designated as nominees;

(2) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year 2003.

     Any stockholder giving the proxy enclosed with this statement may cast a vote in person by revoking the proxy at the Annual Meeting. Any proxy may be revoked by notice in writing to the Secretary at any time prior to the Annual Meeting.

     The Company may only send one copy of the proxy statement to multiple shareholders that share the same address. Upon written or oral request, the Company will promptly supply such stockholders with additional copies of the proxy statement. Such requests should be made by contacting the Company's offices at 215 Commerce Boulevard, Anderson, SC 29625, Attention: Secretary or by calling us at (800) 275-3580. If stockholders sharing the same address are receiving multiple copies of the annual report or proxy statement, such stockholders can request delivery in the future of only a single copy of the annual report or proxy statement by contacting the Company at the above address.


                      SHAREHOLDERS ENTITLED TO VOTE; QUORUM

     Holders on record of the Common Stock, par value $.10 (the "Common Stock") at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at the Annual Meeting; but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Under applicable Delaware law, abstentions will be counted for purposes of determining the existence of a quorum, but broker non-votes will not.



                            OUTSTANDING VOTING STOCK

     As of the Record Date, there were 4,696,384 shares of Common Stock eligible to vote at the Annual Meeting of Stockholders. Holders of Common Stock are entitled to one vote for each share of stock held on the Record Date.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     At the Annual Meeting, eight directors for the Company will be elected to serve for the ensuing year and until their successors shall be duly elected and qualified. The Board of Directors of the Company is soliciting proxies for the election of the persons named below. Should any of these nominees not remain a candidate at the time of the Annual Meeting, proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees.

Nominees for Election as Directors
----------------------------------
     The eight persons listed below have been nominated for election as directors of Hampshire Group, Limited, each currently being an active Director of the Company.

Joel Goldberg                    Age 57                     Director since 1998
-------------------------------------------------------------------------------
Member of the Audit and Compensation (Chairman) Committees
     Dr. Goldberg is a licensed Organizational Consultant and has been a human resources consultant for thirty years. He is the founder and President of Career Consultants, Inc., an international human resources consulting firm, and the President of SKA Associates, an employment search firm. Dr. Goldberg serves on the Board of Directors of Phillips-Van Heusen Corporation, Merrimac Industries, Inc., Marcal Paper Company and Modell's Inc.

Michael C. Jackson               Age 63       Director 1986-1996 and since 2001
-------------------------------------------------------------------------------
Member of the Investment Committee
     Mr. Jackson is a founding partner of Ironwood Partners, LLC and Housatonic Equity Funds, a private equity investment partnership. Mr. Jackson, now serving as an Advisor, retired in February 2003 from Lehman Brothers where he was an employee since 1968.

Ludwig Kuttner                   Age 56                     Director since 1977
-------------------------------------------------------------------------------
     Mr. Kuttner was elected Chairman of the Board in 1979 and has served as President and Chief Executive Officer of the Company from 1979 to 1992 and from 1994 through the present. Previously, he served in various capacities in the textile industry and as an owner and developer of real property.

Richard V. Romer                 Age 61            Director since November 2002
-------------------------------------------------------------------------------
Member of the Audit (Chairman), and Investment Committees
     Mr. Romer is the founder and President of RVR Associates, a general business consulting firm. Mr. Romer retired in 2001 from the CIT Group where he served as Executive Vice President and National Director of Marketing. Prior to assuming this position in 1997, he was the Northeast Regional Manager.

Harvey L. Sperry                 Age 73                     Director since 1977
-------------------------------------------------------------------------------
Member of the Audit, Compensation and Investment Committees
     Mr. Sperry is a retired Partner of the law firm of Willkie Farr & Gallagher, which provides legal services to the Company.

Eugene Warsaw                    Age 75                     Director since 1994
-------------------------------------------------------------------------------
     Mr. Warsaw has served as President and Chief Executive Officer of Hampshire Designers, Inc., a subsidiary of Hampshire Group, Limited, since 1987. Previously, he served as President and Chief Executive Officer of the Private Label Sportswear division of Phillips-Van Heusen Corporation and President of Sommerset Knitting Mills.

Irwin W. Winter                  Age 69
-------------------------------------------------------------------------------
     Mr. Winter retired, April 1999, from Phillips-Van Heusen Corporation, a wholesaler and retailer of branded apparel, where he served as a Director and Executive Vice President since 1987.

Peter W. Woodworth               Age 56                     Director since 1995
-------------------------------------------------------------------------------
Member of the Investment Committee
     Mr. Woodworth is the President of WKM Properties. He served as President and Chief Executive Officer of Winona Knitting Mills, a former division of Hampshire Designers, Inc. from 1995 through 1999. He serves on the Board of Directors of Merchants Financial Group, Merchants National Bank, and HBC Communications.

     Information about the beneficial ownership of the Company's Common Stock held by each nominee is included in the "Beneficial Ownership Table" on Page 8.

     Voting and Recommendation. Each nominee for director must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions will not be included in the vote totals with the result that an abstention will not have an effect on the vote. The Board of Directors unanimously recommends a vote `for' each of the persons nominated for election to the Board of Directors.


                            COMPENSATION OF DIRECTORS

     During 2002, Messrs. Goldberg, Jackson, Romer and Sperry each received annual director's fees of $40,000 and Mr. Woodworth received an annual director's fee of $25,000. The executive officers who also serve as Directors do not receive director's fees. The Company reimburses the directors for expenses associated with attendance at the meetings of the Board of Directors and Committees.

             INFORMATION ABOUT COMMITTEES TO THE BOARD OF DIRECTORS

     The Board of Directors has three standing committees:

     Audit Committee-The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the financial statements of the Company, compliance with legal regulatory requirements, the independent auditor's qualifications and independence, the performance of the independent auditor, and such other duties as directed by the Board of Directors. The Committee operates under a charter adopted by the Board of Directors.

     Compensation Committee-The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to officer and senior management compensation, succession planning for senior management, and such other duties as directed by the Board of Directors.

     Investment Committee-The Investment Committee assists the Board of Directors in reviewing with management all significant investment opportunities and such other duties as directed by the Board of Directors.

     The Company does not have a Nominating Committee.


                    NUMBER OF MEETINGS AND MEETING ATTENDANCE

     During fiscal year 2002, the Board of Directors held four meetings, the Compensation Committee held four meetings, the Audit Committee held six meetings and the Investment Committee held four meetings. Each Director attended at least 75% of the meetings of the Board and committees on which he served.

                                 PROPOSAL NO. 2
                       APPOINTMENT OF INDEPENDENT AUDITORS

     It is proposed that the stockholders ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2003. Deloitte and Touche has served as independent auditors since 1999. A Deloitte & Touche representative will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to questions.

     Voting and Recommendation. The appointment of the independent auditors requiring ratification by the holders of a majority of the stock present in person or represented by proxy at the meeting. Abstentions will be included in the vote totals with the result that an abstention will have the effect of a negative vote. The Board of Directors unanimously recommends a vote 'for' the ratification of the appointment of the independent auditors.


                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP served as the Company's independent auditors for the fiscal year ended December 31, 2002. The appointment of the independent auditors was approved by the Board of Directors and ratified by the shareholders of the Company.

     Audit Fees
     ----------
     The aggregate fees of Deloitte & Touche LLP for professional services for the audit of the Company's annual consolidated financial statements as of and for the year ended December 31, 2002 and for the limited reviews of the Company's unaudited condensed consolidated financial statements as of September 28, 2002, June 29, 2002, and March 30, 2002 were $168,800.

     Financial Information System Design and Implementation Fees
     -----------------------------------------------------------
     There were no fees billed by Deloitte & Touche LLP to the Company for financial information system design and implementation services during 2002.

     All Other Fees
     --------------
     The aggregate fees billed to the Company during 2002 for all other services rendered by Deloitte & Touche LLP were $44,600. These services included tax services, employee benefit plan audits and research.

     The Audit Committee considers the non-audit services performed by Deloitte & Touche LLP as not affecting the independence of Deloitte & Touche LLP.

     In fiscal 2002, the Audit Committee had a policy to monitor and limit the non-audit related services performed by our independent auditors. Effective for fiscal 2003, the Audit Committee will require all services to be performed by Deloitte & Touche LLP to be pre-approved by the Audit Committee.


                          REPORT OF THE AUDIT COMMITTEE

     No member of the Audit Committee is an employee of the Company and all members are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers Listing Standards. The Board of Directors has adopted a charter for the Audit Committee that specifies the Audit Committee's duties and responsibilities.

     With respect to the audited consolidated financial statements for the year ended December 31, 2002, the Audit Committee has reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards Number 61 (Communication with Audit Committees), as in effect as of the date hereof.

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard Number 1 (Independence Discussions with Audit Committees), as in effect as of the date hereof, and the Committee has discussed with Deloitte & Touche LLP that firm's independence.

     Based upon the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     The Audit Committee has provided this report.

                                      AUDIT COMMITTEE

                                      RICHARD V. ROMER, CHAIRMAN
                                      HARVEY L. SPERRY
                                      DR. JOEL GOLDBERG

                              Beneficial Ownership

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date by: (a) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (b) each director and named executive officer of the Company designated in the section of the proxy statement captioned "Executive Officers of the Registrant"; and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, all persons listed therein have sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law; and record and beneficial ownership with respect to their shares of Common Stock of the Company.

                           BENEFICIAL OWNERSHIP TABLE
-------------------------------------------------------------------------------
 Stockholder                                                Shares(1)   Percent
-------------------------------------------------------------------------------
Ludwig Kuttner - Estouteville, Keene VA 22946             1,663,423(2)  35.37%
Hans W. Schmidig - Bleicherweg 39, CH-8027,
 Zurich, Switzerland                                        481,386     10.25%
Fidelity Low-Price Stock Fund - 82 Devonshire St.,
 Boston MA 02109                                            466,700      9.94%
Peter W. Woodworth  - 702 Main Street, Winona MN 55987      327,203(3)   6.97%
Heartland Advisors, Inc. - 789 N. Water St.,
 Milwaukee, WI  53202                                       300,000      6.39%
Eugene Warsaw                                                94,442(4)   2.01%
Corey Greenberg                                               6,375(5)    *
Michael Culang                                                9,703(5)    *
H. Edward Hurley                                             21,173(5)    *
Harvey L. Sperry                                              5,000       *
Joel Goldberg                                                 2,500       *
Michael C. Jackson                                              -         *
Richard V. Romer                                                -         *
All directors and executive officers as a group
 (12 persons)                                             2,268,231     47.53%
-------------------------------------------------------------------------------

(1) The number of shares of Common Stock issued and outstanding on the Record Date was 4,696,384. The calculation of percentage ownership for each listed beneficial owner is based on the number of shares issued and outstanding on the Record Date, plus shares of Common Stock subject to options held by such person on the Record Date and exercisable within 60 days thereafter.

                                       8

(2) (Ludwig Kuttner) Includes 153,503 shares purchased for the account of Mr. Kuttner under the Company's Common Stock Purchase Plan for Directors and Executives (the "Common Stock Purchase Plan"), 6,100 shares issuable under presently exercisable options and 845,000 shares owned by a company controlled by Mr. Kuttner; but does not include 188,864 shares held by his spouse nor 80,000 shares held by their sons, as to which Mr. Kuttner disclaims beneficial ownership.

(3) (Peter W. Woodworth) Does not include 71,652 shares held by his spouse, as to which Mr. Woodworth disclaims beneficial ownership.

(4) (Eugene Warsaw) Includes 26,756 shares of Common Stock purchased for the account of Mr. Warsaw under the Common Stock Purchase Plan, 10,000 shares of Common Stock issuable under presently exercisable options and 250 shares of Common Stock held by his children.

(5) Includes shares of Common Stock purchased under the Common Stock Purchase Plan for the account of Mr. Culang-4,703 and Mr. Hurley-6,943; and shares of Common Stock issuable under presently exercisable options by Mr. Greenberg-6,375, Mr. Culang-5,000 and Mr.Hurley-10,000.

(*)  Less than 1%.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

     The executive officers of Hampshire Group, Limited, who are elected by and serve at the discretion of the Board of Directors of the Company, are as follows:

-------------------------------------------------------------------------------
     Name               Age                    Office
-------------------------------------------------------------------------------
Ludwig Kuttner          56    Chairman of the Board, President and
                                Chief Executive Officer
William W. Hodge        50    Vice President and Chief Financial Officer

Charles W. Clayton      65    Secretary and Treasurer

Eugene Warsaw           75    President and Chief Executive Officer,
                                Hampshire Designers, Inc.
H. Edward Hurley        54    Executive Vice President,
                                Hampshire Designers, Inc.
Corey Greenberg         52    President, Designers Originals and Segue Limited,
                                Divisions of Hampshire Designers, Inc.
Michael Culang          53    President, Hampshire Brands,
                                Division of Hampshire Designers, Inc.

     Ludwig Kuttner has been Chairman of the Board of Directors of the Company since 1979 and has served as President and Chief Executive Officer of the Company from 1979 to 1992 and from 1994 through the present. Previously, he served in various capacities in the textile industry and as an owner and developer of real property.

     William W. Hodge has been the Vice President and Chief Financial Officer of the Company since January 1, 2001. Prior to joining the Company, he served as Vice President and Chief Financial Officer of American Fast Print, Limited from 1986 to 2000 and previously as an audit manager with Ernst & Young, an international accounting firm.

     Charles W. Clayton has been Secretary and Treasurer of the Company since 1984. He served as Vice President of Finance and Controller from 1978 to 1983 and Chief Financial Officer from 1984 to 2000. Mr. Clayton was employed previously as an audit manager with PricewaterhouseCoopers, an international accounting firm.

     Eugene Warsaw has been President and Chief Executive Officer of Hampshire Designers, Inc., a subsidiary of Hampshire Group, Limited, since 1987. Prior to joining the Company, Mr. Warsaw served as President and Chief Executive Officer of the Private Label Sportswear Division of Phillips-Van Heusen and President of Sommerset Knitting Mills from 1982 to 1986.

     H. Edward Hurley has been Executive Vice President of Hampshire Designers, Inc. since 1993. He served as Vice President of Operations and Controller from 1986 to 1993. Previously, he served as Controller of the Finishing Division of Springs Industries, Inc.

     Corey Greenberg has been President of Designers Originals since 2000 and President of Segue Limited since 1996 and Vice President since 1994, both of which are divisions of Hampshire Designers, Inc. Mr. Greenberg became a Named Executive Officer during 2002.

     Michael Culang has been President of Hampshire Brands, a division of Hampshire Designers, Inc., since 1997. Mr. Culang became a Named Executive Officer during 2002.

                    COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and its four next most highly compensated executive officers (the "Named Executive Officers") for the years 2002, 2001 and 2000.
                           SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                                                    Compensation
                                                                    ------------
                                           Annual Compensation         Awards
                                    -------------------------------- ----------
                                                        Other Annual Securities
                                                        Compensation Underlying  All Other
Name and Principal Office    Year   Salary     Bonus         (1)       Options  Compensation
---------------------------------------------------------------------------------------------
Ludwig Kuttner               2002  $400,000  $1,193,360      -            -      $208,000 (2)
Chairman, President and      2001   400,000     828,240      -            -       106,800
Chief Executive Officer      2000   400,000     666,260  $26,652          -       106,800
---------------------------------------------------------------------------------------------
Eugene Warsaw                2002   350,000   1,888,395      -            -       564,814 (2)(3)
President and CEO,           2001   350,000   1,100,026      -            -       474,214
Hampshire Designers, Inc.    2000   350,000     199,590    2,217          -       243,400
---------------------------------------------------------------------------------------------
Corey Greenberg              2002   300,000     861,497      -            -         4,000 (2)
President, Designer          2001   300,000     667,872      -            -         3,400
Originals & Segue Limited    2000   300,000     334,850      -            -         3,400
Division of Hampshire
Designers, Inc.
---------------------------------------------------------------------------------------------
Michael Culang               2002   300,000   1,257,394      -            -         4,000 (2)
President, Hampshire Brands, 2001   300,000     757,190      -          7,500       3,400
Division of Hampshire        2000   300,000     200,000      -            -         3,400
Designers, Inc.
---------------------------------------------------------------------------------------------
H. Edward Hurley             2002   155,000     453,215      -            -         4,000 (2)
Executive Vice President,    2001   147,000     275,293      -            -         3,400
Hampshire Designers, Inc.    2000   132,500      57,100      634        5,000       3,400
---------------------------------------------------------------------------------------------

(1) The amounts reported represent discounts on stock purchased under the Common Stock Purchase Plan.

(2) Pursuant to the terms of a deferred compensation plan, Mr. Kuttner was awarded a contribution of $200,000. In addition, the Company made contributions to the Company's 401(k) Retirement Savings Plan on behalf of Messrs. Kuttner, Warsaw, Greenberg, Culang and Hurley in the amounts of $8,000, $4,000, $4,000, $4,000 and $4,000, respectively.

                                       11

(3) Mr. Warsaw's employment agreement provides for the payment of deferred compensation, after retirement, in the amount of $1,350,000. In accordance with this unfunded deferred compensation arrangement, the Company has accrued $560,814 during 2002, $470,814 during 2001 and $240,000 in 2000.

     The following table sets forth information regarding the exercise of options during 2002 and the number and value of unexercised options held at year-end by each of the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND DECEMBER 31, 2002 OPTION VALUES

------------------------------------------------------------------------------------
                                         Number of Securities   Value of Unexercised
                   Number of            Underlying Unexercised  In-the-Money Options
                    Shares                Options at 12/31/02       at 12/31/02
                  Acquired on    Value       Exercisable/           Exercisable/
       Name        Exercise    Realized     Unexercisable         Unexercisable (1)
------------------------------------------------------------------------------------
Ludwig Kuttner      3,601       $44,559    6,100 / 50,000         $51,935 / 626,733
Eugene Warsaw         -             -     10,000 /    -            36,350 /     -
Corey Greenberg     2,250        27,188    6,375 /    -            12,236 /     -
Michael Culang        -             -      5,000 /  2,500          66,300 /  29,400
H. Edward Hurley    5,000        40,000   10,000 /    -            36,350 /     -
------------------------------------------------------------------------------------

(1) The average of the closing bid and ask price of the Company's Common Stock as reported by the NASDAQ National Market at December 31, 2002 was $21.77.

     No grants of stock options were made to any of the Named Executive Officers during 2002.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2002, with respect to shares of the Company's common stock that may be issued under equity compensation plans.

--------------------------- ------------------------- ------------------------- --------------------
                           Number of securities to    Weighted-average      Number of securities
                           be issued upon exercise    exercise price of    remaining available for
                           of outstanding options,   outstanding options,  future issuance under
   Plan category           warrants and rights       warrants and rights  equity compensation plans
                                                                            (excluding securities
                                                                             reflected in column (a)
----------------------------------------------------------------------------------------------------
                                     (a)                    (b)                       (c)
----------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders      328,695                  $12.76                  636,000

Equity compensation plans not
approved by security holders        None                     N/A                     None
----------------------------------------------------------------------------------------------------
Total                             328,695                  $12.76                  636,000
----------------------------------------------------------------------------------------------------

                        COMPENSATION COMMITTEE INTERLOCKS

     Dr. Goldberg and Mr. Sperry have served as members of the Compensation Committee since 1998 and 2000, respectively. Neither member of the Committee is or has been an officer or an employee of the Company.


                      REPORT OF THE COMPENSATION COMMITTEE
                          OF THE BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for determining executive compensation. The Committee reviews and recommends to the Board of Directors cash and other compensation, including stock options, to be paid to the management.

     Compensation of All Executives. The Committee believes that, in order to maximize the Company's profitability, the Company must attract, motivate and retain highly-qualified executives. To this end, the Company provides its executives with competitive salaries and incentives, including equity-based compensation, intended to align the interests of executives with that of the stockholders.

     Annual Compensation. Annual compensation for executives consists of a salary and an incentive bonus with emphasis on lower base salary and higher incentive bonuses. Incentive bonuses for executives of Hampshire Designers are provided by a profit incentive plan, based on pre-tax profits of Hampshire Designers, Inc., either in accordance with employment agreements, or by management with the approval of the Committee.

     Incentive bonuses for Company officers, including Mr. Kuttner, are based on annual goals established by the Committee. The incentive bonus is based on the Company achieving profit goals established by the Committee. The incentive bonus paid to Mr. Kuttner for 2002 reflected the achievement of the established goals.

     Chief Executive Officer Compensation. Mr. Kuttner's compensation is based on his employment agreement with the Company, which provides for an annual salary of $400,000, annual incentive bonus compensation equal to 7% of net after-tax earnings of the Company and an annual deferred compensation payment of $200,000.

     Long-Term Incentive Compensation. Long-term incentive compensation consists of grants of stock options. Long-term incentive compensation awards are based on the individual responsibilities of the executive, Company financial results and financial performance of particular profit centers. Awards of stock options by the Committee are made on a subjective basis after the Committee's evaluation of an executive's performance.

     Deductibility of Compensation Expenses. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to publicly held corporations for compensation over $1 million for its Chief Executive Officer or any of its four other highest paid executive officers. Certain "performance-based" compensation is not subject to the deduction limit if certain requirements are met. On November 21, 2002, at a Special Meeting, the Stockholders of the Company approved the Hampshire Group, Limited Management Incentive Bonus Plan (the "Bonus Plan"). The Bonus Plan is designed to allow the Company to pay "performance-based" compensation that is exempt from the deduction limitation of Section 162(m). As a result of the adoption of the Bonus Plan, the Company will be entitled to a tax deduction for certain "performance-based" compensation paid to Messrs. Kuttner, Warsaw, Greenberg and Culang which does not exceed $2 million individually in any fiscal year of the Company. The Committee intends to administer executive compensation programs in such a way that anticipated compensation would be fully deductible under the Internal Revenue Code, including submitting plans for stockholder approval when necessary.

                                       COMPENSATION COMMITTEE

                                       DR. JOEL GOLDBERG, CHAIRMAN
                                       HARVEY L. SPERRY

                              EMPLOYMENT AGREEMENTS

     Mr. Kuttner has an employment agreement with the Company effective January 1, 1998, which provides for an annual salary of $400,000; annual incentive compensation equal to 7% of the net after tax earnings of the Company; and an annual deferred compensation payment of $200,000. The employment agreement may be terminated by the Company or Mr. Kuttner at any time. If the Company terminates the employment agreement without cause, Mr. Kuttner would receive an amount ("severance payment") equal to: (i) his average compensation for the five calendar years preceding the year in which the termination occurs; (ii) multiplied by two; and (iii) paid in 24 equal monthly installments. Mr. Kuttner would receive an amount equal to the severance payment if he terminates his employment within 180 days after a change of control, which would include a merger where the Company did not survive, a sale by the Company of substantially all of its assets, or the election of a majority of the directors who had not been nominated by the existing board of directors. Mr. Kuttner's spouse would receive an amount equal to the severance payment if he were to die while employed by the Company. The Company carries insurance on the life of Mr. Kuttner to cover such contingency.

     Mr. Warsaw has an employment agreement with Hampshire Designers, Inc. which provides for an annual salary of $350,000, plus an incentive bonus of 7% of the adjusted pre-tax income of Hampshire Designers, Inc. Either party may terminate the employment agreement with a 30 day written notice. The employment agreement provides for the payment of deferred compensation after Mr. Warsaw retires in the amount of $300,000 per year for the first two years and $250,000 per year for the next three years.

     Mr. Greenberg has an employment agreement with Hampshire Designers, Inc., terminating December 31, 2005, which provides for an annual salary of $300,000, plus an incentive bonus based on the adjusted pre-tax income of Hampshire Originals and Segue Limited, divisions of Hampshire Designers, Inc.

     Mr. Culang has an employment agreement with Hampshire Designers, Inc., terminating December 31, 2005, which provides for an annual salary of $300,000, plus an incentive bonus based on the adjusted pre-tax income of Hampshire Brands, a division of Hampshire Designers, Inc.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company leases certain buildings from an affiliated company. Ludwig Kuttner and his wife own approximately 18% of the voting stock of the affiliate. Rent expense under such leases was $243,000 in 2002. The Company also leases certain buildings from Peter Woodworth, a Director of the Company. Rent expense under such leases was $96,000 for 2002. The terms of these leases were approved by the Board of Directors of the Company based on independent confirmation that the leases are fair and reasonable and are at market terms.

     Mr. Kuttner received a fee of $49,000 in 2002 for guaranteeing certain of the Company's debt.

     Michael Jackson, a Director of the Company, is a principal in Ironwood Partners, LLC, which has provided financial consulting services to the Company for which it was paid fees in the amount of $75,000 during 2002.


                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     The Company assists the directors and executives in filing reports pursuant to Section 16 of the Securities Exchange Act of 1934, including Form 4 monthly transaction reports, for those reporting persons who so requested and who agreed to advise the Company of changes in the ownership of the Company's equity securities. To the best of the Company's knowledge and belief, based solely on the review of reports filed with the Securities and Exchange Commission and upon written representations by directors and certain executives, there were no delinquent Section 16 reports during the fiscal year ended December 31, 2002.


                                APPRAISAL RIGHTS

     Under Delaware law, no appraisal rights are available to dissenting stockholders in regard to either of the Proposals.

                                PERFORMANCE GRAPH

     The following graph sets forth a comparison of the Company's stock performance, the S&P 500 Composite Index and the S&P Textiles and Apparel Index, in each case assuming an investment of $100 on December 31, 1997 and the accumulation and the reinvestment of dividends paid thereafter through December
31, 2002. The Company chose the S&P 500 Composite Index as a measure of the broad equity market and the S&P Textiles Apparel Index as a measure of its relative industry performance.


                              COMPARISON OF RETURNS

           ------------------------------------------------------------
                               12/97  12/98  12/99  12/00  12/01  12/02
                               -----  -----  -----  -----  -----  -----
                 HAMP           100     71     47     42     68    116
                S&P 500         100    127    151    136    118     91
           Textile & Apparel    100     92     90    108    111    107
           ------------------------------------------------------------

                                 [GRAPH OMITTED]


                                  OTHER MATTERS

     The Company knows of no other business to be acted upon at the Annual Meeting. However, if any business is properly presented at the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2004 Annual Meeting must be received by the Company no later than December 24, 2003 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be addressed to: Hampshire Group, Limited, Attn.: Secretary, 215 Commerce Boulevard, Anderson, SC 29625. If the Company does not receive notice of any matter to be considered for presentation at the Annual Meeting by March 9, 2004, management proxies may confer discretionary authority to vote on matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934.

                                    By order of the Board of Directors,




                                    /s/ Ludwig Kuttner
                                    ---------------------------------------
Anderson, South Carolina            Ludwig Kuttner
April 16, 2003                      Chairman of the Board of Directors,
                                    President and Chief Executive Officer


The Company's Annual Report on Form 10-K for the year ended December 31, 2002 (other than exhibits) filed with the Securities and Exchange Commission, which provides additional information about the Company is available on the internet at www.hamp.com and is available in paper form to the beneficial owners of the Company's Common Stock without charge upon written request to the Company's offices at 215 Commerce Boulevard, Anderson, SC 29625, Attention: Secretary.

==============================================================================
              STOCKHOLDERS ARE URGED TO PROMPTLY COMPLETE, DATE,
  SIGN AND RETURN THE ENCLOSED PROXY.  YOUR COOPERATION IS GREATLY APPRECIATED

                                                HAMPSHIRE GROUP, LIMITED






                                                NOTICE OF
                                                ANNUAL MEETING OF STOCKHOLDERS
                                                THURSDAY, MAY 22, 2003
                                                AND PROXY STATEMENT

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
           HAMPSHIRE GROUP, LIMITED FOR ANNUAL MEETING OF STOCKHOLDERS
------------------------------------------------------------------------------

     The undersigned Stockholder(s) of Hampshire Group, Limited (the "Company"), having received Notice of the Annual Meeting of Stockholders to be held on May 22, 2003 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints Ludwig Kuttner and Harvey L. Sperry and each of them, with several powers of substitution, for and in the name, place and stead of the undersigned, to attend and vote all shares of common stock of the Company, which the undersigned would be entitled to vote at the Annual Meeting, to be held at HSBC Bank USA, 452 Fifth Avenue, Floor 11, New York, New York, on May 22, 2003, at 9:30 A.M. and at any and all adjournments thereof, with all power the undersigned would possess if personally present.

     In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

Proposal No.1: Election of eight Directors. Nominees: 01- Joel Goldberg; 02-Michael C. Jackson, 03-Ludwig Kuttner; 04 Richard V. Romer; 05-Harvey L. Sperry; 06-Eugene Warsaw; 07-Irwin W. Winter and 08-Peter W. Woodworth.

__ For all nominees listed above  __ Withhold authority to vote for all nominees
__ Withhold authority to vote for any individual nominee ____, ____, ____, ____,
____, ____, ____, ____.
                      (write numbers of nominee(s) above).

Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

__ For    __ Against    __ Abstain

This proxy will be voted as directed; but if no direction is indicated it will be voted FOR the election of the eight nominees listed above and FOR Proposal No. 2.

                                   Number of shares: ___________

                                   Dated:  _______________, 2003

                                   Signature(s)__________________________

                                   __________________________________________

                                   Please sign exactly as name(s) appear(s) on the stock certificate. For joint accounts, all co-owners must sign and Executor, Administrators, Trustees, etc. should so indicate when signing.